Exhibit 99.2


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Beacon Enterprise Solutions Group, Inc.

We have audited the accompanying balance sheet of Beacon Enterprise Solutions Group, Inc. (a development stage company) as of September 30, 2007, and the related statements of operations, stockholders' deficit, and cash flows for the period from June 6, 2007 (date of inception) through September 30, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beacon Enterprise Solutions Group, Inc. (a development stage company) as of September 30, 2007, and the results of its operations and its cash flows for the period from June 6, 2007 (date of inception) through September 30, 2007 in conformity with United States generally accepted accounting principles.

/s/ Marcum & Kliegman LLP

New York, NY
December 28, 2007

BEACON ENTERPRISE SOLUTIONS GROUP, INC.
(A Development Stage Company)
BALANCE SHEET
SEPTEMBER 30, 2007


                                     ASSETS

CURRENT ASSETS
Cash                                                                                           $            62,211
Prepaid expenses and other current assets                                                                   22,153
                                                                                                  -----------------

        Total current assets                                                                                84,364

Prepaid acquisition costs                                                                                  111,387
                                                                                                  -----------------

        TOTAL ASSETS                                                                           $           195,751
                                                                                                  =================

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
 Advances payable under bridge financing arrangement                                           $           278,000
 Accounts payable                                                                                            1,814
 Accrued expenses and other current liabilities                                                             44,941
                                                                                                  -----------------

        Total current liabilities                                                                          324,755
                                                                                                  -----------------


STOCKHOLDERS' DEFICIENCY
Common stock, no par value; 20,000,000 shares authorized; 5,187,650 shares issued and
   outstanding at September 30, 2007                                                                         4,376
Deficit accumulated during the development stage                                                         (133,380)
                                                                                                  -----------------

        TOTAL STOCKHOLDERS' DEFICIENCY                                                                   (129,004)
                                                                                                  -----------------

        TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                                         $           195,751
                                                                                                  =================

The accompanying notes are an integral part of these financial statements.

BEACON ENTERPRISE SOLUTIONS GROUP, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JUNE 6, 2007 (DATE OF INCEPTION) TO SEPTEMBER 30, 2007




REVENUE                                                                  $                 -
                                                                             ----------------

OPERATING EXPENSES
        Salaries and benefits                                                         79,216
        Selling, general and administrative                                           51,726
                                                                             ----------------
       TOTAL OPERATING EXPENSES                                                      130,942
                                                                             ----------------

       LOSS FROM OPERATIONS                                                        (130,942)
                                                                             ----------------
                                                                             ----------------

OTHER EXPENSE
        Interest expense                                                             (2,438)
                                                                             ----------------
                       TOTAL OTHER EXPENSE                                           (2,438)
                                                                             ----------------

NET LOSS                                                                 $         (133,380)
                                                                             ================








The accompanying notes are an integral part of these financial statements.

BEACON ENTERPRISE SOLUTIONS GROUP, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' DEFICIENCY
FOR THE PERIOD FROM JUNE 6, 2007 (DATE OF INCEPTION) TO SEPTEMBER 30, 2007

                                                                                                                       Total
                                                             Common Stock                   Accumulated            Stockholders'
                                                    ------------ --- -- -----------
                                                      Shares              Amount              Deficit               Deficiency
                                                    ------------        -----------       ----------------        ----------------
Issuance of common stock to founding                      1,000      $           1     $                -      $                1
     stockholder

Stock dividend                                        2,999,000                  -                      -                       -

Issuance of common stock to founding
     stockholders/directors                           1,250,000              2,500                      -                   2,500

Issuance of common stock to founding
     stockholder for cash                               937,650              1,875                      -                   1,875

Net loss                                                      -                  -              (133,380)               (133,380)
                                                    ------------        -----------       ----------------        ----------------

Balance - September 30, 2007                          5,187,650      $       4,376     $        (133,380)      $        (129,004)
                                                    ============        ===========       ================        ================


The accompanying notes are an integral part of these financial statements.

BEACON ENTERPRISE SOLUTIONS GROUP, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JUNE 6, 2007 (DATE OF INCEPTION) TO SEPTEMBER 30, 2007


CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                                       $     (133,380)
  Common stock issued to founding stockholders                                             2,500
  Changes in operating assets and liabilities:
     Prepaid expenses and other current assets                                          (22,153)
     Accounts payable                                                                      1,814
     Accrued expenses and other current liabilities                                       44,941
                                                                                    -------------

NET CASH USED IN OPERATING ACTIVITIES                                                  (106,278)
                                                                                    -------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Prepaid acquisition costs                                                            (111,387)
                                                                                    -------------

NET CASH USED IN INVESTING ACTIVITIES                                                  (111,387)
                                                                                    -------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from advances under bridge financing arrangement                              278,000
  Proceeds from issuance of common stock to founding stockholders                          1,876
                                                                                    -------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                                279,876
                                                                                    -------------

NET INCREASE IN CASH                                                                      62,211

CASH - BEGINNING OF PERIOD                                                                     -
                                                                                    -------------

CASH - END OF PERIOD                                                             $        62,211
                                                                                    =============








The accompanying notes are an integral part of these financial statements.

                     BEACON ENERPRISE SOLUTIONS GROUP, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007


NOTE 1 - THE COMPANY

Organization

      Beacon Enterprise Solutions Group, Inc. (the "Company") was formed on June 6, 2007 as a corporation in the State of Indiana.

Nature of Business and Development Stage Operations
     The Company was formed for the purpose of acquiring and consolidating regional telecom businesses and service platforms into an integrated, national provider of high quality voice, data and VOIP communications to small and medium-sized business enterprises (the "SME Market"). The Company's business strategy is to acquire companies that will allow it to serve the SME Market on an integrated, turn-key basis from system design, procurement and installation through all aspects of providing network service and designing and hosting network applications.

     The Company is a development stage enterprise that was formed by four individuals who collectively own all of the Company's outstanding common stock. The Company has no operating history and has not generated any revenues since its formation. The Company's principal business activities have consisted of identifying potential funding sources and merger and acquisition candidates with an established presence in SME Market. The Company cannot provide any assurance that it will successfully execute its business plan. As a development stage enterprise, the Company is subject to all of the risks and uncertainties that are associated with developing a new business.

NOTE 2 - LIQUIDITY, FINANCIAL CONDITION AND MANAGEMENT'S PLANS

     The Company incurred a net loss of $133,380 and used net cash flows in operating activities of $106,278 for the period from June 6, 2007 (date of inception) to September 30, 2007. At September 30, 2007, the Company's accumulated deficit amounted to $133,380. The Company had cash of $62,211 and a working capital deficiency of $240,391 at September 30, 2007.

     On June 14, 2007, the Company signed a non-exclusive engagement agreement with Laidlaw & Company (UK) Ltd. ("Laidlaw") in which Laidlaw has agreed to provide the Company with certain corporate finance advisory services including
(i) raising capital under a proposed financing structure substantially similar to the private placement described in Note 10 (the "Proposed Private Placement"); (ii) structuring business combinations of proposed acquisition candidates (the "Proposed Acquisitions"); and (iii) assisting the Company with identifying a public company with no operations for purposes of effectuating a possible share exchange transaction (the "Proposed Share Exchange Transaction" and, collectively with the Proposed Private Placement and Proposed Acquisitions, the "Proposed Transactions"). The Proposed Share Exchange Transaction is intended to be structured as a reverse merger in which the stockholders of the Company would become the majority owners of the combined entity following the completion of the Proposed Share Exchange Transaction. The Company is intended to become the accounting acquirer in this transaction. Accordingly, the Proposed Share Exchange, if completed, would be accounted for as a reverse merger and recapitalization of the Company into the public company.

                     BEACON ENERPRISE SOLUTIONS GROUP, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007

    As of September 30, 2007, the Company has identified four possible acquisition candidates it has proposed to acquire under non-binding letters of intent that are more fully described in Note 9. The completion of each of the Proposed Transactions must occur simultaneously in order for any of the Proposed Transactions to close. The Company's ability to execute its business plan depends solely on the ability of the founding stockholders to successfully close the Proposed Transactions. The Company cannot provide any assurance that it will be successful in its efforts to simultaneously complete the Proposed Transactions.

     As described in Note 4, the Company received $278,000 of gross proceeds under a $500,000 bridge financing facility (the "Bridge Financing Facility") furnished by two of its founding stockholders, who are also members of the Board of Directors. As of December 20, 2007, the Company has $63,000 of unused credit available to it for future advances under this arrangement, subject to the discretion of the founding stockholders who are providing this facility.

     The Company initiated the Private Placement proposed by Laidlaw on October 19, 2007 and reached a conditional agreement with a public company on November 30, 2007 for purposes of effectuating the Proposed Share Exchange Transaction.

     The Company also raised $200,000 of additional capital through the issuance of notes on November 15, 2007 (Note 10).

     The founding stockholders believe that the Company needs to raise additional capital under the Private Placement described in Note 10 and/or through other funding resources in order to execute its business plan.. If the Company is unable to raise additional capital, it will be required to take various measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing its development stage activities, suspending the pursuit of its business plan, and controlling overhead expenses. The Company cannot provide any assurance that it will raise additional capital. The Company has not secured any commitments for new financing at this time nor can it provide any assurance that new financing will be available to it on acceptable terms, if at all. As described in Note 10, the Company completed the Proposed Transactions on December 20, 2007 and received a commitment for $300,000 of additional equity financing of up to $300,000 from two of the Company's directors. Accordingly the Company believes it has sufficient liquidity to sustain operations through at least October 1, 2008.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
     The Company is a development stage enterprise. Accordingly, the Company is presenting its cumulative statement of operations, cash flows and changes in stockholders' deficiency for the period from June 6, 2007 (date of inception) to September 30, 2007 in accordance with Statement of Financial Accounting Standards ("FASB") No. 7, "Accounting and Reporting by Development Stage Enterprises."

Use of Estimates

     The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates. These estimates and assumptions include the valuation of equity instruments and deferred taxes and related valuation allowances.

                     BEACON ENERPRISE SOLUTIONS GROUP, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007

Cash and Cash Equivalents

     The Company considers all highly liquid investments purchased with an original maturity date of three months or less to be cash equivalents. Due to their short-term nature, cash equivalents are carried at cost, which approximates fair value.

Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company maintains its cash accounts at high quality financial institutions with balances, at times, in excess of federally insured limits. As of September 30, 2007, the Company did not have cash balances in excess of federally insured limits. Management believes that the financial institutions that hold the Company's deposits are financially sound and therefore pose minimal credit risk.

Start Up Costs

     All expenses incurred in connection with the formation of the Company and related start up activities have been expensed as incurred and are included in selling, general and administrative expenses in the accompanying financial statements.

Convertible Instruments

     The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") and EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF 00-19").

     SFAS 133 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments in accordance with EITF 00-19. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not remeasured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirements of SFAS 133. SFAS 133 and EITF 00-19 also provide an exception to this rule when the host instrument is deemed to be conventional (as that term is described in the implementation guidance to SFAS 133 and further clarified in EITF 05-2, "The Meaning of "Conventional Convertible Debt Instrument" in Issue No. 00-19").

     The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance with the provisions of EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features" ("EITF 98-5") and EITF 00-27, "Application of EITF 98-5 to Certain Convertible Instruments" ("EITF 00-27"). Accordingly, the Company records when necessary discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the preferred shares.

                     BEACON ENERPRISE SOLUTIONS GROUP, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007

     The Company evaluated the conversion option featured in the Bridge Financing Facility that is more fully described in Note 4. The conversion option provides the noteholders, who are also founding stockholders and directors of the Company, with the right to convert any advances outstanding under the facility, into shares of the Company's common stock at anytime upon or after the completion of the Proposed Private Placement described in Note 10. The Company deems the completion of the Proposed Private Placement to be an event that is not within its control. Accordingly, the conversion option is deemed to be a contingent conversion option in accordance with EITF 98-5 and EITF 00-27 that does not require any accounting recognition unless and until the Proposed Private Placement is completed and the exercise of the conversion option becomes exercisable at the option of the holder.

Common Stock Purchase Warrants and Other Derivative Financial Instruments

     The Company accounts for the issuance of common stock purchase warrants and other free standing derivative financial instruments in accordance with the provisions of EITF 00-19. Based on the provisions of EITF 00-19, the Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) gives the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required.

     The Company's free standing derivatives consist of warrants to purchase common stock that were issued to the founding stockholders/directors in connection with the Bridge Financing Facility described in Note 4. The Company evaluated the common stock purchase warrants to assess their proper classification in the balance sheet as of September 30, 2007 using the applicable classification criteria enumerated in EITF 00-19. The Company determined that the common stock purchase warrants do not feature any characteristics permitting net cash settlement at the option of the holders. Accordingly, these instruments have been classified in stockholders' deficiency in the accompanying balance sheet as of September 30, 2007.

Income Taxes

     The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. SFAS 109 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. Furthermore, SFAS 109 provides that it is difficult to conclude that a valuation allowance is not needed when there is negative evidence such as cumulative losses in recent years. Therefore, cumulative losses weigh heavily in the overall assessment. Accordingly, the Company has recorded a full valuation allowance against its net deferred tax assets. In addition, the Company expects to provide a full valuation allowance on future tax benefits until it can sustain a level of profitability that demonstrates its ability to utilize the assets, or other significant positive evidence arises that suggests its ability to utilize such assets. The Company will continue to re-assess its reserves on deferred income tax assets in future periods on a quarterly basis.

                     BEACON ENERPRISE SOLUTIONS GROUP, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007

    Effective June 6, 2007 (date of inception), the Company adopted Financial Accounting Standards Board Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48") - an interpretation of FASB Statement No. 109, "Accounting for Income Taxes." FIN 48 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. At the date of adoption, and as of September 30, 2007, the Company does not have a liability for unrecognized tax benefits.

     The Company will file income tax returns in the U.S. federal jurisdiction and applicable states. The Company is currently not subject to any U.S. federal or state income tax examinations by tax authorities since it is a newly formed business enterprise that has not yet filed any income tax returns.

     The Company's policy is to record interest and penalties on uncertain tax provisions as income tax expense. As of September 30, 2007, the Company has no accrued interest or penalties related to uncertain tax positions.

Fair Value of Financial Instruments

     The carrying amounts reported in the financial statements for cash, prepaid acquisition costs, prepaid expenses and other current assets, accounts payable and accrued expenses and other current liabilities approximate fair value based on the short-term maturity of these instruments. The carrying amount of advances payable under the Bridge Financing Facility approximate fair value because the effective yields of such instruments, which includes the effects of contractual interest rates taken together with the concurrent issuance of common stock purchase warrants, are consistent with current market rates of interest for instruments of comparable credit risk.

Recent Accounting Pronouncements

     In June 2006, the EITF reached a consensus on Issue No. 06-3 ("EITF 06-3"), "Disclosure Requirements for Taxes Assessed by a Governmental Authority on Revenue-Producing Transactions." The consensus allows companies to choose between two acceptable alternatives based on their accounting policies for transactions in which the company collects taxes on behalf of a governmental authority, such as sales taxes. Under the gross method, taxes collected are accounted for as a component of sales revenue with an offsetting expense. Conversely, the net method allows a reduction to sales revenue. If such taxes are reported gross and are significant, companies should disclose the amount of those taxes. The guidance should be applied to financial reports through retrospective application for all periods presented, if amounts are significant, for interim and annual reporting beginning after December 15, 2006. The Company adopted the provisions of this EITF and accounts for the collection of sales taxes using the net method. The implementation of EITF 06-3 did not have a material effect on the Company's financial statements.

                     BEACON ENERPRISE SOLUTIONS GROUP, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007

     In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The adoption of SFAS 157 is not expected to have a material effect on the Company's financial statements.

     On February 15, 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS 159"). The guidance in SFAS 159 "allows" reporting entities to "choose" to measure many financial instruments and certain other items at fair value. The objective underlying the development of this literature is to improve financial reporting by providing reporting entities with the opportunity to reduce volatility in reported earnings that results from measuring related assets and liabilities differently without having to apply complex hedge accounting provisions, using the guidance in SFAS 133, as amended. The provisions of SFAS 159 are applicable to all reporting entities and are effective as of the beginning of the first fiscal year that begins subsequent to November 15, 2007. The adoption of SFAS 159 is not expected to have a material effect on the Company's financial statements.

     In June 2007, the EITF reached a consensus on EITF Issue No. 06-11, "Accounting for Income Tax Benefits on Dividends on Share-Based Payment Awards" ("EITF 06-11"). EITF 06-11 addresses share-based payment arrangements with dividend protection features that entitle employees to receive (a) dividends on equity-classified nonvested shares, (b) dividend equivalents on equity-classified nonvested share units, or (c) payments equal to the dividends paid on the underlying shares while an equity-classified share option is outstanding, when those dividends or dividend equivalents are charged to retained earnings under SFAS 123R and result in an income tax deduction for the employer. A realized income tax benefit from dividends or dividend equivalents that are charged to retained earnings are paid to employees for equity-classified nonvested shares, nonvested equity share units, and outstanding equity share options should be recognized as an increase in additional paid in capital. The amount recognized in additional paid-in capital for the realized income tax benefit from dividends on those awards should be included in the pool of excess tax benefits available to absorb potential future tax deficiencies on share-based payments. The Company does not expect the adoption of this pronouncement to have a material impact on its financial position or results of operations.

     Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company's financial statements upon adoption.

                     BEACON ENERPRISE SOLUTIONS GROUP, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007


NOTE 4 - BRIDGE FINANCING FACILITY

     On July 16, 2007, the Company entered into a $500,000 Bridge Financing Facility provided by two of its founding stockholders who are also directors of the Company. The terms of the facility provide for the founding stockholders/directors to make up to $500,000 of advances to the Company on a discretionary basis at any time prior to the closing of an equity offering by the Company in which gross proceeds are at least $4,000,000 (the "Qualified Offering"). As of September 30, 2007, the Company received $278,000 in advances under this arrangement and had an unused availability of $222,000.

      Advances under this facility bear interest at the rate of 8% per annum and mature, as amended, on the earlier of (i) the completion of a Qualified Offering; or (ii) December 31, 2008. The founding stockholders/directors can also require prepayment of the advances in cash at any time after a Qualified Offering is completed.

     From the date of the closing of a Qualified Offering through the maturity date, the founding stockholders/directors may convert the outstanding advances into shares of the Company's common stock and receive cash payment of accrued and unpaid interest. The advances are contingently convertible into common stock of the Company at a conversion price equal to $.60 per share, or into the number and type of such equity securities into which the shares otherwise issuable upon such conversion are converted or exchanged under the terms of a merger, exchange or reorganization consummated by the Company prior to or at the time of a Qualified Offering. All unpaid advances will be due and payable in cash or stock at the time of conversion and all unpaid accrued interest will be due and payable in cash only.

     The Company evaluated the conversion option stipulated in the Bridge Financing Facility to determine whether it requires immediate accounting recognition and whether under SFAS 133, such conversion feature should be bifurcated from its host instrument and accounted for as a free standing derivative in accordance with EITF 00-19. In performing this analysis, the Company determined that the conversion option, which is fixed and therefore conventional under EITF 05-2, provides the founding stockholders/directors with the right to convert any advances outstanding under the Bridge Financing Facility into shares of the Company's common stock at anytime upon or after the completion of a Qualified Offering. The Company deems the completion of a Qualified Offering to be an event that is not within its control. Accordingly, the conversion option is deemed to be a contingent conversion option that does not require any accounting recognition unless and until the Company completes a Qualified Offering. If in the event the Company completes a Qualified Offering, the conversion option would be measured at the date of the offering using the commitment date fair value of the common stock as a basis for calculating the intrinsic value and accounted for as an embedded derivative in accordance with the provisions of EITF 98-5 and EITF 00-27.

     In connection with the issuance of the Bridge Financing Facility, the Company issued warrants to purchase shares of its common stock (the "Warrants"). The Warrants allow the holders to purchase up to 865,000 shares of the Company's common stock at an exercise price of $1.00 per share, of which 625,000 are immediately exercisable. The remaining 240,000 Warrants (if completed) would become exercisable at a rate of 10,000 shares per month from the date of a Qualified Offering until the maturity date of the Bridge Financing Facility. Upon full conversion of the advances into shares of common stock of the Company or upon the final maturity date, all remaining unvested Warrants will automatically vest and become exercisable. If the founding stockholders/directors require prepayment of the advances after the completion of a Qualified Offering but prior to the final maturity date, all remaining unvested Warrants will be forfeited and canceled. The Warrants expire on June 30, 2012.

                     BEACON ENERPRISE SOLUTIONS GROUP, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007

     The fair value of the 625,000 exercisable Warrants, which amounted to $0, was calculated using the Black-Scholes option pricing model. Assumptions relating to the estimated fair value of the Warrants are as follows: fair value of common stock of $.002; risk-free interest rate of 4.95%; expected dividend yield of zero percent; expected life of five years; and current volatility of 66.34%.

     At September 30, 2007, the Company recorded $2,438 of interest expense under this arrangement, which is included in accrued expenses and other current liabilities in the accompanying balance sheet.

     On October 1, 2007, the Bridge Financing Facility was amended such that the Company will pay interest on unpaid advances at an annual rate equal to the Prime Rate (Note 10).

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Strategic Marketing Services Agreement
     On August 6, 2007, the Company entered into a strategic marketing services agreement with a consulting firm, The Idea Group, LLC ("TIG"). TIG will act as an advisor and consultant in the development of the Company's corporate and partnership marketing strategies and act as a facilitator in connection with the execution and management of the Company's business development efforts. The Company paid TIG a fixed fee of $20,000 upon the execution of the agreement and is required to pay TIG a fixed fee of $10,000 per month for services rendered subsequent to the Company completing the Proposed Transactions. The Company is also required to pay TIG success fees, equal to 15% of the Net Realized Revenues derived from Qualified Customer Agreements (as defined). The Company can terminate the agreement with 30 days prior written notice to TIG. Upon such termination, the Company would be required to pay TIG any unpaid balances due, plus an additional termination fee of $15,000.

     As of September 30, 2007, the Company recorded $20,850 of marketing expense under this agreement.

Mergers and Acquisitions Services Agreement
     On June 6, 2007, the Company entered into a mergers and advisory services agreement with a consulting firm, Reibling & Associates, LLC ("R&A"). Under the terms of the agreement, R&A will provide the Company certain advisory services related to the potential purchase of several technology businesses for a technology roll up that includes three phases of acquisitions. R&A will act as the primary finder of agreed upon target businesses. In the event the Company purchases or acquires a business within eighteen months of the signing of the agreement, the Company is required to pay R&A a percentage of the total consideration paid for the purchase ("Success Fee") as follows:

o        5% of total consideration up to $1 million; plus

o        4% of total consideration between $1 million and $2 million; plus

o        3% of total consideration between $2 million and $3 million; plus

o        2% of total consideration between $3 million and $4 million; plus

o        1% of total consideration greater than $4 million.

                     BEACON ENERPRISE SOLUTIONS GROUP, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007

     Total consideration is defined to include but is not limited to: cash, cash equivalents, notes made to sellers, assumed debt and liabilities, earn outs, royalties, stock or other securities that is paid in exchange for sellers stock or assets. The minimum Success Fee per business purchased is $35,000.

     The Company paid R&A an initial non-refundable deposit of $7,000 as of September 30, 2007, which is included in prepaid acquisition costs in the accompanying balance sheet at September 30, 2007. The initial deposit will be deducted from the Success Fee owed to R&A at the closing of the first business purchased.

NOTE 6 - STOCKHOLDERS' DEFICIENCY

Common Stock

     The Company is authorized to issue up to 20,000,000 shares of common stock, no par value. Each share of common stock has the right to one vote. The holders of common stock are entitled to dividends when declared by the Board of Directors.

     On June 6, 2007, the Company issued 1,000 shares of common stock to one of its founding stockholders and current Chief Executive Officer ("CEO") for aggregate proceeds of $1.00.

     On July 6, 2007, the Company's Board of Directors, which consists of three of its founders, declared a 2,999-for-one stock dividend. The stock dividend was declared for the purpose of adjusting the number of shares initially issued to one of the founders who was appointed as the Company's CEO. As a result of the stock dividend, the number of outstanding shares of common stock held by the founding stockholder increased from 1,000 shares to 3,000,000 shares.

     On July 6, 2007, the Company also issued 937,650 shares of the Company's common stock to an entity designated by one of its founders who is also providing certain consulting services to the Company (Note 7) at a price of $.002 per share. The Company received $1,875 of proceeds in connection with the issuance of these shares.

     On August 15, 2007, the Company issued 1,250,000 shares of common stock to two founding stockholders who are currently on the Company's Board of Directors The Company recorded $2,500 of stock based compensation with respect to the issuance of the shares.

     On August 15, 2007, the Company's Board of Directors authorized, and the shareholders approved, the Company to amend its Articles of Incorporation to increase its authorized capital to 25,000,000 shares of common stock and 4,500 shares of preferred stock under terms to be determined.

NOTE 7 - RELATED PARTIES

     On July 16, 2007, the Company entered into the $500,000 Bridge Financing Facility provided by two of its founding stockholders/directors (Note 4).

                     BEACON ENERPRISE SOLUTIONS GROUP, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007

     One of the Company's founders also provides certain consulting services to the Company. There is no formal agreement between the Company and this founder. For the period from June 6, 2007 (date of inception) to September 30, 2007, the Company recorded $32,091 of compensation expense paid in cash to the founder for consulting services provided, which is included in salaries and benefits in the accompanying statement of operations.

     The Company has obtained insurance through an agency owned by one of its founding stockholders/directors. Commissions paid to the agency as of September 30, 2007 amounted to $333.

NOTE 8 - INCOME TAXES

     The Company has the following net deferred tax assets at September 30, 2007:

Deferred tax asset
       Capitalized start-up and organization costs                $           51,000
       Net operating loss carryforward                            $            1,000
                                                                  -------------------
Total deferred tax assets                                                     52,000
Less valuation allowance                                                    (52,000)
                                                                  -------------------
       Total net deferred tax asset                               $                -
                                                                  ===================

     The Company's recorded income tax benefit, net of the change in the valuation allowance, for the period from June 6, 2007 (date of inception) to September 30, 2007 is as follows:

Income tax benefit                        $       52,000
Change in valuation allowance                   (52,000)
                                          ---------------

Net income tax benefit                    $            -
                                          ===============

     A reconciliation of the statutory federal income tax rate to the Company's effective tax rate for the period from June 6, 2007 (date of inception) to September 30, 2007 is as follows:

Tax benefit at statutory rate                                34.00%
State income taxes, net of federal benefit                    5.00%
                                                       -------------
                                                             39.00%
Change in valuation allowance                              (39.00%)
                                                       -------------
                                                       -------------

Effective income tax rate                                     0.00%
                                                       =============

     The Company will file federal and state income tax returns for the period from June 6, 2007 (date of inception) to September 30, 2007. As of September 30, 2007, the Company has incurred book losses since its inception of $133,380 and, as a result, believes it has deferred start-up costs and NOL's that may be available to offset future taxable income, if any, through 2027.

     As described in Note 3, the Company adopted FIN 48 effective June 6, 2007 (date of inception). FIN 48 requires companies to recognize in their financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, and disclosure.

                     BEACON ENERPRISE SOLUTIONS GROUP, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007

     Other than described below, management does not believe that the Company has any material uncertain tax positions requiring recognition or measurement in accordance with the provisions of FIN 48. Accordingly, the adoption of FIN 48 has not had an effect on the Company's financial statements. The Company's policy is to classify penalties and interest associated with uncertain tax positions, if required, as a component of its income tax provision.

     Utilization of the NOL carryforwards could become subject to substantial annual limitations due to ownership changes that could occur in the future as provided in Section 382 of the Internal Revenue Code of 1986, as well as similar state provisions. These ownership changes may limit the amount of NOL carryforwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382, results from transactions increasing the ownership of certain shareholders or public groups in the stock of a corporation by more than fifty percentage points over a three-year period. Since its formation, the Company has raised capital by entering into a Bridge Financing Facility that could be convertible into equity and has also issued capital stock and common stock purchase warrants which, if exercised or disposed of in future periods, could result in a change of control and limitations of such tax benefits under Section 382.

     As of September 30, 2007, the Company had not incurred any tax penalties or interest requiring recognition in its financial statements. The Company has not yet filed any income tax returns and is therefore not currently subject to any tax examinations; however, returns that will be filed will become subject to future examination by the major tax jurisdictions in which the Company is subject to tax.

NOTE 9 - PROPOSED ACQUISITIONS

     The Company has incurred certain expenses, principally accounting and legal fees, in connection with certain proposed acquisitions, which have been capitalized and deferred pending the completion of each acquisition. Upon closing, such costs will be included in the purchase price of each respective target company and allocated to the assets received and obligations assumed. In the event that the Proposed Acquisitions do not occur, such costs will be expensed at that time.

     Prepaid acquisition costs consist of the following at September 30, 2007:

Accounting fees           $     69,650
Legal fees                      34,737
Consulting fees                  7,000
                          -------------
                          $    111,387
                          =============

     As of September 30, 2007, the Company has identified four possible acquisition candidates it has proposed to acquire under non-binding letters of intent. The closing of the Proposed Acquisitions will only occur upon the simultaneous completion of the Proposed Private Placement and Proposed Share Exchange Transactions described in Note 10. The purchase price expected to be paid by the Company for the Proposed Acquisitions will be an aggregate of (i) $1,862,500 in cash, (ii) $1,462,500 in notes (having an 8% interest rate and requiring monthly payments over three years), and (iii) approximately 14% of the fully diluted shares of the Company that will be outstanding on the closing date of the Proposed Private Placement.

                     BEACON ENERPRISE SOLUTIONS GROUP, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007

     The Company intends to account for the Proposed Acquisitions as purchase business combinations in accordance with SFAS 141, "Business Combinations." Accordingly, the fair value of the shares to be issued to the sellers in the transactions would be measured in accordance with EITF 99-12, "Determination of the Measurement Date for the Market Price of Acquired Securities Issued in a Purchase Business Combination," and the excess of the fair value of the purchase consideration plus any direct transaction expenses incurred by the acquiring enterprise over the net tangible assets acquired would be allocated to separately identifiable intangible assets and goodwill based upon valuation studies that would be performed as of the dates of such acquisitions.

NOTE 10 - SUBSEQUENT EVENTS

Operating Leases

     On November 1, 2007, the Company entered into a non-cancelable operating lease for its office space in Louisville, Kentucky. The lease term is for a period of four months commencing November 1, 2007 expiring February 28, 2008 for a base rent of $1,675 per month. Future non-cancelable minimum lease payments as of September 30, 2007 are as follows:

Year ending September 30,
     2008                                                 $       6,700
                                                          --------------

      Total minimum lease payments                        $       6,700
                                                          ==============

     Prior to November 1, 2007, the Company rented its office space on a month-to-month basis. Rent expense for the period from June 6, 2007 (date of inception) to September 30, 2007 amounted to $1,791.

Amendment to Bridge Financing Facility
     On October 1, 2007, the Bridge Financing Facility described in Note 4 was amended such that the Company will pay interest at an annual rate equal to the Prime Rate on the outstanding advances effective July 16, 2007. This change is insignificant with respect to the Company's financial statements.

Issuance of Convertible Promissory Notes
     On November 15, 2007, the Company issued $200,000 of convertible notes payable (the "Notes"). Of this amount, $100,000 of the Notes was issued to one of the directors of the Company. These Notes were issued under terms substantially identical to the terms stipulated under the Bridge Financing Facility described in Note 4.

     In connection with the issuance of the Notes, the Company also issued warrants to purchase shares of its common stock (the "Note Warrants"). The Note Warrants allow the holders to purchase up to 346,000 shares of the Company's common stock at an exercise price of $1.00 per share, of which 250,000 are immediately exercisable. The remaining 96,000 Note Warrants (if completed) would become exercisable at a rate of 8,000 shares per month from the date of a Qualified Offering until the maturity date of the Notes. Upon full conversion of the principal into shares of common stock of the Company or upon the final maturity date, all remaining unvested Note Warrants will automatically vest and become exercisable. If the noteholders require prepayment of the principal after the completion of a Qualified Offering but prior to the final maturity date, all remaining unvested Note Warrants will be forfeited and canceled. The Warrants expire on June 30, 2012.

                     BEACON ENERPRISE SOLUTIONS GROUP, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007

   Of the 346,000 Note Warrants issued by the Company, 173,000 of the Note Warrants were issued to a director of the Company.

Proposed Private Placement and Share Exchange Transactions

     On October 19, 2007, the Company initiated the Proposed Private Placement offering of $4,000,000 of units (each a "Unit," and, collectively, the "Units") at a price of $100,000 per Unit. Each Unit consists of (i) 100 shares of the Company's Series A Convertible Preferred Stock (the "Series A Preferred"), and
(ii) a five year warrant to purchase 66,667 shares of the Company's common stock.

     The Company has also reached a conditional agreement with Suncrest Global Energy Corp. (the "Public Company") pursuant to which the Public Company has agreed to acquire all of the outstanding securities of the Company for securities identical in all material respects of the Public Company under the Proposed Share Exchange Transaction, including, but not limited to, the securities issued in the Proposed Private Placement. The closing of the Proposed Share Exchange Transaction is subject to certain conditions, including the simultaneous closing of the Proposed Private Placement and the Proposed Acquisitions.

Completion of Proposed Transactions

     Private Placement and Share Exchange Transactions
     On December 20, 2007, the Company completed the Proposed Private Placement of $2,433,900 of Units at a price of $100,000 per Unit. Each Unit consists of
(i) 100 shares of the Company's Series A Preferred, and (ii) a five year warrant to purchase 66,667 shares of the Company's common stock.

     Simultaneous with the closing of the Proposed Private Placement, the Public Company acquired all of the outstanding securities of the Company for securities identical in all material respects of the Public Company, including, but not limited to, the securities issued in the Proposed Private Placement.

     Simultaneous with the closing of the Proposed Private Placement, the Company also effectuated four acquisitions. The aggregate purchase price paid by the Company for the acquired entities amounted to $6,598,734, including (i) $1,791,597 in cash, (ii) $1,804,500 in notes (having an 8% interest rate and requiring monthly payments over three years), (iii) 3,225,000 shares of common stock, valued at $2,741,250, representing approximately 17% of the fully diluted shares of the Company outstanding as of the closing date of the Proposed Private Placement, and (iv) estimated direct transaction expenses incurred by the Company in connection with consummating these transactions of $261,387. As of September 30, 2007, actual direct transaction expenses amounted to $111,387.

                     BEACON ENERPRISE SOLUTIONS GROUP, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007

     As a result of the closing of the Proposed Share exchange, the former stockholders of the Company became the controlling stockholders of Public Company. Accordingly, the Merger is a reverse merger that will be accounted for as a recapitalization of the Company. Upon completion of the Proposed Share Exchange, Public Company changed its name to Beacon Enterprise Solutions Group, Inc.

     Acquisition of Advance Data Systems, Inc.

     On December 20, 2007, pursuant to the filing of an Asset Purchase Agreement (the "ADSnetcurve Agreement"), the Company's acquisition of Advance Data Systems, Inc. ("ADSnetcurve") became effective. The ADSnetcurve Agreement was entered into between the Company, ADSnertcurve and the shareholders of ADSnetcurve, whereby the Company acquired substantially all of the assets and assumed certain of the liabilities of ADSnetcurve. Contemporaneously with acquisition of ADSnetcurve, certain employees of ADSnetcurve entered into employment agreements with the Company, effective upon the closing of the acquisition.

     ADSnetcurve is a global information technology company that provides technology solutions for dynamic environments where business and technology strategies, products and support converge. ADSnetcurve specializes in application development services, information technology management and hosting services, and business support services.

     The aggregate purchase price paid by the Company, inclusive of estimated transaction expenses, in connection with the ADSnetcurve acquisition amounted to $1,672,683, including 700,000 shares of common stock valued at $.85 per share, $600,000 of cash, a $300,000 secured promissory note ("Promissory Note"), and estimated direct transaction expenses of $61,633. The purchase price is subject to adjustment depending on whether the Closing Net Working Capital, as that term is defined in the ADSnetcurve Agreement, differs from the working capital target of $105,000. As of the date of closing, cash paid to ADSnetcurve reflects a $116,049 purchase price adjustment representing the difference between working capital acquired and $105,000.

     The Promissory Note has term of 48 months, bearing interest at prime, and is secured by the assets acquired by the Company from ADSnetcurve. The Promissory Note provides for monthly principal and interest payments. The Promissory Note contains a pre-payment provision such that the Company will be required to make additional principal payments equal to 3.2% of the net amount received by the Company from any equity capital raised, in excess of $1,000,000, after the closing date until such time as the Promissory Note has been paid in full.

     If, from the closing date to the first anniversary of the closing of this transaction, the annual revenue generated from the business assets acquired in this transaction is less than $1,800,000, the principal amount of the Promissory Note will be reduced by an amount equal to the principal amount, multiplied by the greater of (a) the actual revenue divided by $1,800,000; or (b) 40%. That is, the principal amount will not be reduced to an amount less than $120,000. No such adjustment will occur in the event that the annual revenue exceeds $1,800,000.

                     BEACON ENERPRISE SOLUTIONS GROUP, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007


     Acquisition of Bell-Haun Systems, Inc.

     On December 20, 2007, pursuant to the filing of an Agreement and Plan of Merger (the "Bell-Haun Agreement"), the Company's acquisition of Bell-Haun Systems, Inc. ("Bell-Haun") became effective. The Bell-Haun Agreement was entered into between the Company, BH Acquisition Sub, Inc. (the "Acquisition Sub"), Bell-Haun and Thomas Bell and Michael Haun (the "Shareholders"), whereby, Bell-Haun merged with and into the Acquisition Sub, with the Acquisition Sub surviving the merger, pursuant to which all of the shares of the capital stock of Bell-Haun were converted into shares of common stock of the Company. Within 30 days of the merger, the Acquisition Sub will be merged with and into the Company, and the separate existence of the Acquisition Sub will cease.

     Bell-Haun specializes in the installation, maintenance and ongoing support of business telephone systems, wireless services, voice messaging platforms and conference calling services to businesses throughout its region.

     The aggregate purchase price paid by the Company, inclusive of estimated transaction expenses, in connection with the Bell-Haun acquisition amounted to $727,867, including 500,000 shares of common stock valued at $.85 per share, $119,000 of notes payable, $155,048 of cash and estimated direct transaction costs of $28,819.

     Included in the assumed liabilities from Bell-Haun are certain rent obligations payable to the two selling shareholders which will be converted into fixed installment obligations in the form of notes payable. The notes have a term of 24 months, bearing interest at 8% per year. Payments on the notes will commence in the thirteenth month.

     The Bell-Haun Agreement also provides for the payment of additional consideration upon the attainment of certain earnings milestones based on gross profit generated by Bell-Haun. The minimum additional consideration is $240,187 if gross profit is between $853,927 and $1,094,114, with a maximum potential additional consideration of $480,374.

     The Company is also required to deliver a stock certificate for 240,187 shares of its common stock to be held in escrow (the "Bell-Haun Escrow Shares") for the purpose of securing the indemnification obligations of the Bell-Haun shareholders as set forth in the Bell-Haun Agreement. The Bell-Haun Escrow Shares will be held by the escrow agent and will be distributed in accordance with the terms of the escrow agreement. The escrow agreement will terminate when all of the Bell-Haun Escrow Shares have been disbursed.

     Acquisition of Cetcon, Inc.

     On December 20, 2007, pursuant to the filing of an Asset Purchase Agreement (the "Cetcon Agreement"), the Company's acquisition of Cetcon, Inc. ("Cetcon") became effective. The Cetcon Agreement was entered into between the Company, Cetcon and the shareholders of Cetcon, whereby the Company acquired substantially all of the assets and assumed certain of the liabilities of Cetcon. Contemporaneously with acquisition of Cetcon, certain employees of Cetcon entered into employment agreements with the Company, effective upon the closing of the acquisition.

     Cetcon is an engineering consulting company that works with commercial and government clients to design and implement their voice, data, video, and security infrastructures and systems. Cetcon provides single source expertise in the design and project management of communication implementations, domestically and internationally.

                     BEACON ENERPRISE SOLUTIONS GROUP, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007

     The aggregate purchase price paid by the Company, inclusive of estimated transaction expenses, in connection with the Cetcon acquisition amounted to $2,150,132, including 900,000 shares of common stock valued at $.85 per share, $700,000 of cash, a $600,000 secured promissory note ("Note") and estimated direct transaction costs of $85,132.

     The Company is also required to deliver a stock certificate for 450,000 shares of its common stock to be held in escrow (the "Cetcon Escrow Shares") for the purpose of securing the indemnification obligations of Cetcon and its shareholders as set forth in the Cetcon Agreement. The Cetcon Escrow Shares will be held by the escrow agent and will be distributed in accordance with the terms of the escrow agreement. The escrow agreement will terminate when all of the Cetcon Escrow Shares have been disbursed.

     The Note has a term of 60 months, bearing interest at 8% APR. The Note provides for monthly principal and interest payments and is secured by the assets acquired by the Company in this transaction (subordinate only to existing senior debt assumed in the acquisition). If, from the closing date to October 31, 2008, the revenue generated from Cetcon is less than $2,000,000, the principal amount of the Note will be reduced by the percentage of the actual revenue divided by $2,000,000. No adjustment to the principal amount of the Note is required in the event that the actual revenue generated from Cetcon is greater than $2,000,000. The Company believes that the minimum revenue of $2,000,000 provided for in the Note for which there would be consideration payable is probable, therefore the Company has included the full principal amount of the Note in the purchase consideration paid to the seller as of the closing date of the acquisition.

     The Company may prepay all or a portion of the outstanding principal amount and accrued interest under the Note. The Note contains a pre-payment provision such that the Company will be required to make additional principal payments equal to 3% of the net amount received by the Company from any equity capital raised, in excess of $1,000,000, after the closing date until such time as the Promissory Note has been paid in full.

     Acquisition of Strategic Communications, LLC
     On December 20, 2007, pursuant to the filing of an Asset Purchase Agreement (the "Strategic Agreement"), the Company's acquisition of Strategic Communications, LLC ("Strategic") became effective. The Strategic Agreement was entered into between the Company, Strategic and the members of Strategic, whereby the Company acquired substantially all of the assets and assumed certain of the liabilities of Strategic. Contemporaneously with the Strategic Agreement, the Company, RFK Communications, LLC ("RFK") and the members of RFK entered into an Asset Purchase Agreement, whereby the Company acquired substantially all of the assets and assumed certain of the liabilities of RFK.

     Strategic specializes in voice, video and data communication systems solutions to customers and provides a total end-to-end communications solution to its customers.

     The aggregate purchase price paid by the Company, inclusive of estimated transaction expenses, in connection with the Strategic acquisition amounted to $2,167,052, including 1,125,000 shares of common stock valued at $.85 per share, $220,500 of cash, a $562,500 secured promissory note ("Secured Note"), a $342,000 promissory note (the "Promissory Note") and estimated direct transaction expenses of $85,802.

                     BEACON ENERPRISE SOLUTIONS GROUP, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007

     The Company is also required to deliver the Promissory Note and a stock certificate for 450,000 shares of its common stock to be held in escrow (the "Strategic Escrow Shares") for the purpose of securing the indemnification obligations of Strategic and its members as set forth in the Strategic Agreement. The Promissory Note and Strategic Escrow Shares will be held by the escrow agent and will be distributed in accordance with the terms of the escrow agreement. The escrow agreement will terminate when the Promissory Note has been satisfied and all of the Strategic Escrow Shares have been disbursed.

     The Secured Note has a term of 60 months, bearing interest at 8% APR. The Note provides for monthly principal and interest payments and is secured by the carrier commission revenue stream (as that term is defined in the agreement) acquired from RFK. If, from the closing date to the first anniversary of the closing of this transaction, the revenue generated from RFK drops below the minimum threshold (as that term is defined in the agreement), the principal amount of the Secured Note will be reduced by percentage of the actual revenue divided by the minimum threshold. No adjustment to the principal amount of the
Note is required in the event that the actual revenue generated from RFK is greater than the minimum threshold. The Company believes that the minimum threshold provided for in the Secured Note for which there would be consideration payable is probable, therefore the Company has included the full principal amount of the Secured Note in the purchase consideration paid to the seller as of the closing date of the acquisition. The Company may prepay all or a portion of the outstanding principal amount and accrued interest under the Secured Note.

     The Promissory Note bears interest at the Federal short term rate and matures on the earlier of the final round of equity financing (as that term is defined in the Promissory Note) or December 31, 2008 (the "Maturity Date"), at which time the entire principal and accrued interest will be due and payable. The Company may prepay all or a portion of the outstanding principal amount and accrued interest under the Promissory Note. In addition, the Company has agreed to pay interest and penalties that Strategic incurs related to a tax liability. The Company's assets are encumbered by the tax lien; however Strategic has retained the liability and remains liable for payment of the existing balance, including penalties and interest.

     The Company believes that the acquisitions noted above form a strong foundation for the Company's business plan because they are established, successful businesses representing each of the platforms that are converging to form a new paradigm in the communications and IT services industry. The Company further believes that these acquisitions bring the key elements of existing and emerging technologies under one roof and provide a single source solution.

     A final determination of the allocations of the purchase prices to the assets acquired and liabilities assumed based on their respective fair values as of the dates of the acquisitions has not yet been completed. The Company is utilizing an independent third party appraiser to perform a valuation study to determine the fair value of the assets and liabilities of the acquired companies and will make appropriate purchase accounting adjustments upon the completion of the valuation study.

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                     BEACON ENERPRISE SOLUTIONS GROUP, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007


     Issuance of Restricted Shares

     On December 5, 2007, pursuant to a Restricted Stock Purchase Agreement (the "Agreement"), the Company issued 782,250 shares of common stock to the former shareholder of Strategic at a price of $.0002 per share. The shares of common stock granted pursuant to the Agreement vest over three years from the date of grant. In the event that the recipient is terminated without cause prior to December 1, 2010, then such vesting rights will be accelerated such that one-half of any remaining unvested shares will automatically vest. In addition, in the event that the recipient is terminated, the Company has the right to purchase any remaining unvested shares from the recipient at a price of $.0002 per share. Grant date fair value is determined by the market price of the Company's common stock on the date of grant. The aggregate value of these shares on the date of grant will be recognized ratably as compensation expense over the vesting period.

Additional Equity Financing

On December 28, 2007, two of the Company's directors have agreed to provide the Company with a commitment for $300,000 of additional equity financing of up to $300,000.




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